UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement

On April 30, 2010 Bioanalytical Systems, Inc. (the "Company") entered into an agreement, effective April 26, 2010,  between Algorithme Pharma Holdings Inc,(“Algo Holdings”),  Algorithme Pharma USA Inc. (“Algo USA”), W. Fayette Street LLC (“Fayette”) and the Company whereby the lease between the Company and Fayette of May 2007 and the assignment of the lease between the Company and Algo USA of June 2008 were terminated in consideration of a cash payment by Algo Holdings to Fayette.  These leases involved the Baltimore facility utilized by the Company for its Pharmacology Clinical Research Unit prior to its sale to Algo USA in June 2008.  Included in the agreement are general releases between the parties, and dismissal of litigation regarding performance and payment under the leases.  Prior to this agreement, the Company had a contingent liability to perform on the lease in the event of non-performance by Algo USA and Algo Holdings.

In order to eliminate the contingent liability and contribute to the above settlement, the Company issued a $250,000 term note to Algo Holdings payable in monthly installments of $10,000 beginning June 1, 2010 until May 1, 2012 when the unpaid balance becomes due.  There is no interest on this note if paid within its terms.  This summary description of the note is qualified in its entirety by reference to the note filed as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Exhibits.

(d)	Exhibits

10.1  Promissory Note between Bioanalytical Systems, Inc. and Algorithme Pharma Holdings Inc. dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: April 30, 2010	By:	/s/ Michael R. Cox
Michael R. Cox
VP-Finance and Administration

Exhibit Index

Exhibit No.	Description

10.1	Promissory Note between Bioanalytical Systems, Inc. and Algorithme Holding Inc. dated April 30, 2010.